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                                                                    EXHIBIT 10.2

                               September 19, 2001


CONFIDENTIAL
------------

Mr. Charles R. Tomb
c/o Interstate Hotels Corporation
680 Andersen Drive, Foster Plaza 10
Pittsburgh, PA  15220


RE:  EMPLOYMENT AGREEMENT

Dear Chuck:

It is my pleasure to confirm to you in this Employment Agreement ("Agreement") the terms of your employment with Interstate Hotels Corporation ("Interstate"), a Maryland corporation (the "Company") as Senior Vice President, Development & Acquisitions - Southeast/Central Region (such region is described on Exhibit A attached hereto and made a part hereof). The terms of this Agreement shall become effective as of the first pay period following the signing of this Agreement.

                                TERM OF AGREEMENT

This Employment Agreement commences as of the date that you execute this letter and shall continue at the will of the Company in accordance with the section of this Agreement captioned Termination.

                           DUTIES AND RESPONSIBILITIES

As Senior Vice President, Development & Acquisitions - Southeast/Central Region, you will report to the Executive Vice President, Business Development and Acquisitions ("Executive Vice President of Development"). You will perform such duties assigned to you by the Executive Vice President of Development or other executive officers of the Company. The Company may change or modify your duties and responsibilities at its sole discretion; provided however, that if such change results in a significant change or decrease in your responsibilities or a change in location outside of the greater Pittsburgh area, you have the right to declare any such change or modification to constitute a termination without cause as described in this Agreement.

While employed by the Company, you shall faithfully and diligently perform your duties. At all times you shall exhibit the highest level of professional loyalty for the Company, its shareholders, directors, officers, and employees.


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Mr. Charles R. Tomb
September 19, 2001
Page 2

                                  COMPENSATION

Your compensation shall consist of the following:

1. Base Salary. Effective as of the first pay period following the signing of this Agreement, your Base Salary will be Six Thousand Nine Hundred Twenty-three and 08/100 Dollars ($6,923.08) bi-weekly. At the Company's discretion, the Base Salary may be adjusted to reflect merit increases based on your performance and other relevant circumstances. Consistent with past practices, the Company will continue to recognize a review date on the annual anniversary of your original employment with the Company, which will be a review of performance and/or merit.

2. Incentive Plan. While you are employed by Interstate, you shall participate in the Interstate Business Development Incentive Plan attached hereto as Exhibit B.

                                    BENEFITS

1. Health and Welfare. While employed by The Company, you shall be eligible to participate in any of The Company's health, dental and other insurance programs applicable to salaried employees. The Company shall pay a portion of the health care premium and you shall pay the remainder. If you are currently enrolled in any of The Company's health care plans, your current benefits will remain in effect with no lapse in coverage. If you are currently employed by The Company and are not enrolled in any of The Company's health care plans, you may apply as a late entrant in November each year. If you apply as a Late Entrant prior to the deadline in November, your coverage would become effective on the subsequent January 1. You may also apply as a Special Enrollee if you apply within thirty (30) days of either the involuntary loss of other health care coverage or within thirty (30) days of acquiring a new dependent as a result of marriage, birth, adoption or placement for adoption.

         For all new enrollees, the plan imposes a preexisting condition limitation. For New Enrollees and Special Enrollees, expenses related to a preexisting condition will not be considered if they are incurred within the first consecutive twelve (12) months beginning with the earlier of the first day of your waiting period or the first day of participation on the plan. For Late Entrants, expenses related to a pre-existing condition will not be considered if the expenses are incurred within the first consecutive eighteen (18) months beginning with the first day of your participation on the plan. The period of any preexisting exclusion that would otherwise apply to you or your dependents under the health care plan is reduced by the number of days of creditable coverage you or your dependants have as of the enrollment date in the plan.

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Mr. Charles R. Tomb
September 19, 2001
Page 3

         The current rate for employee contributions for family coverage under the highest level plan is approximately Fifty Five Dollars and Seventy Five Cents ($55.75) per week. Associate coverage under the highest level plan is approximately Twenty-Eight Dollars and Sixty Cents ($28.60) per week. For associates covering themselves plus one or two children, the highest level plan is approximately Forty-Five Dollars and Thirty Cents ($45.30) per week.

2. Life and Accidental Death and Dismemberment Insurance. You automatically receive Life and Accidental Death and Dismemberment Insurance at no additional cost upon commencement of, and for so long as you continue, your participation in one of the Company's health plans. Both Life and Accidental Death and Dismemberment Insurance are in the amount of $500,000.

3. Long-Term Disability (LTD) Insurance. You are eligible to continue to purchase Long-Term Disability Insurance. You shall pay the premium for Long-Term Disability Insurance in accordance with the terms and provisions of the applicable policies.

4. Salary Continuance. If you become medically disabled, you will receive Salary Continuance in accordance with the terms and provisions of the applicable policies. No additional cost will be incurred upon commencement of your participation in the Long-Term Disability Plan.

5. Travel Accident Insurance. You are eligible to receive Travel Accident Insurance in accordance with the terms and provisions of the applicable policies. Your position entitles you to additional optional air travel benefits (for a nominal personal cost). You must complete an enrollment form, even if it is just to decline this additional coverage.

6. Car Allowance. You shall receive a bi-weekly car allowance of Three Hundred Thirty-six Dollars and Ninety-two Cents ($336.92). This allowance shall be processed through payroll and subject to all applicable taxes.

7. Executive Retirement Plan. Your position entitles you to participate in the Interstate Hotels Executive Retirement Plan. Under the current Plan, the annual contribution to your account will equal 8% of your Base Salary earned during each fiscal year plus any discretionary contributions to your Plan account made by the Company. All aspects of the contribution, vesting, distribution, and administration of the Plan will be governed by the terms of the Plan then in effect.

8. Additional Benefits. With the approval of the Board of Directors, new or enhanced programs such as Stock Options Stock Purchase Programs may be made available. At such time, you will be eligible to participate at the Senior Vice President level. All aspects of the contributions, vesting distribution, and administration of such plans will be governed by the terms of the plans if and when in effect.

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Mr. Charles R. Tomb
September 19, 2001
Page 4

9. Vacation. You will be entitled to not less than twenty days of paid vacation per year plus paid holidays in accordance with the Company's then current holiday schedule. However, you may take a reasonable amount of paid vacation in addition to that provided by the foregoing, consistent with your personal needs, and the requirements of your job subject to the approval of the Executive Vice President of Development.

10. Severance Compensation. The terms and conditions of Section 5(b)(i) (and any Sections referenced in such Section 5(b)(i) to the extent required for the interpretation of Section 5(b)(i)) of that certain Employment Agreement, dated as of June 2, 1998 by and between you and Interstate Hotels, LLC are deemed incorporated herein by reference.

                                 CONFIDENTIALITY

You acknowledge and agree that any and all Intellectual Property and Proprietary Information of the Company or which relates to, directly or indirectly, the business or operations of the Company, is and shall be the exclusive property of the Company. You shall not disclose such Proprietary Information or any other confidential information to anyone not employed by the Company without the express written permission of the Company. You agree that this obligation will continue after the expiration of this Agreement until such Proprietary Information becomes public information as a result of having been publicized by the Company. Proprietary Information is defined as all papers, books and records of every kind and description relating to the business affairs of the Company, whether or not prepared by you, shall be the sole and exclusive property of the Company, and you shall surrender them to the Company at any time upon request of the Company.

For the purposes of the Agreement, the term "Intellectual Property" shall be defined as suggestions, patents, plans, proposals, inventions, improvements, processes, designs, logos, symbols, trademarks, service marks, trade names, writings, documents, notes, sketches, manuals, graphics, marketing materials, and any copyrighted materials.

                  NONSOLICITATION, NONPIRACY AND NONCOMPETITION

During a period which ends six (6) months after the termination of this Agreement, you shall not (i) directly or indirectly, either yourself or anyone else solicit any customer of the Company or any hotel managed or owned by the Company for the purpose of selling to such customer any services provided by the Company or any hotel managed or owned by the Company or (ii) solicit or endeavor to cause any employee of the Company or any affiliated or related entity to leave his/her employment with the Company or induce or attempt to induce any such employee to breach any employment agreement with the Company or any affiliated or related entity or otherwise interfere with the employment of any such employee or (iii) work for any company that competes with the Company.

                                   TERMINATION

1. Termination Provisions. Notwithstanding anything herein to the contrary, both you and the Company have the right to terminate your employment at any time, with or without cause, and with or without notice during the term of this Employment Agreement. The term "Cause" shall include, but is not limited to: breach of this Agreement; theft; drunkenness; drug use; fraud; harassment; conflict of interest; gross negligence; willful misconduct; insubordination; or any other act constituting "gross misconduct" as defined from time to time in the Company's Associate Handbook.

2. No-Fault Separation. If the Company separates your employment without Cause, including as a result of change of control (as defined below in Section 3 hereof), you will receive no-fault separation pay ("No-Fault Separation Pay"), as a full settlement of any and all of the Company's obligations to you. However, you will not receive No-Fault Separation pay if your employment ends with the Company due to cause or as a result of the progressive discipline policy contained within the Company's Associate Handbook. The provisions of your No-Fault Separation Pay are described as follows:


         (a) Commencing the week following the date of termination, the Company will pay to you a lump sum equal to your Base Salary for a period of six (6) months.

         (b) The Company will reimburse you the cost of your COBRA coverage for a period of six (6) months.

         (c) The Company will pay to you your car allowance for a period of six (6) months.

         (d) In no event will you be reimbursed for any of your vested or unvested sick days or vacation.

         (e) You will receive your bonus payable in accordance with the terms and conditions of the Business Development Incentive Plan relating to previously completed transactions.

You agree to accept your No-Fault Separation Pay as your complete and exclusive relief for a breach or termination of this Employment Agreement by the Company.

Mr. Charles R. Tomb
September 19, 2001
Page 5

3. Change of Control. In the event that a change of control of the Company results in the termination of your employment, without cause, and such termination occurs within one year after such change of control, you shall receive from the Company a lump sum payment equal to your Base Salary for the six month period immediately preceding such termination of employment.

         "Change of Control" shall mean the occurrence of any one of the following events:

                  (i) any Person, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

                  (ii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

Mr. Charles R. Tomb
September 19, 2001
Page 7

                                   ARBITRATION

If a dispute arises between you and the Company regarding your employment, you and the Company agree that the dispute shall be submitted to arbitration by the American Arbitration Association according to the following procedures:

1. Selection of an Arbitrator. The Company shall request from the American Arbitration Association a list of the names of five (5) impartial arbitrators. The arbitrator shall be chosen by the Company and you, in turn, striking a name from the list until one name remains. The expenses of the arbitrator shall be borne equally by the Company and you, and each party shall bear its own preparation and presentation expenses.

2. Arbitrator Limited to Terms of the Agreement. The arbitrator shall not have the power to add to, ignore, or modify any of the terms or conditions of this Employment Agreement.

         The arbitrator's decisions shall not go beyond what is necessary for the interpretation and application of this Agreement in the case of the specific termination at issue. The arbitrator shall not substitute his/her judgment for that of the parties in the exercise of rights granted or retained by this Agreement. An award by the arbitrator shall not exceed the specific provisions for No-Fault Separation Pay. The arbitrator's written decision shall be rendered within sixty (60) days of the hearing.

3. Final and Binding. The decision reached by the arbitrator concerning the termination shall be final and binding upon the parties as to the matter in dispute. The parties agree that the decision shall be enforceable in a court of law, and that this arbitration procedure shall be the exclusive procedure for challenging the exercise of the termination section of this Agreement.

4.       Locale. The arbitration shall take place in Pittsburgh, Pennsylvania.


                               NO VESTED INTEREST

You shall acquire no vested interest in any rights or benefits granted in this Employment Agreement which are not subject to being changed, revised, or divested in accordance with this Employment Agreement, the rules of the Board of Directors of the Company or the decision of the shareholders of the Company. All rights or benefits which you acquire under the terms of this Employment Agreement shall extend only for the duration of this Employment Agreement.

Mr. Charles R. Tomb
September 19, 2001
Page 8


                            CITIZENSHIP VERIFICATION

You will provide to the Company verification of your eligibility to work in the United States in accordance with the Immigration Reform and Control Act of 1986.

                                ENTIRE AGREEMENT

This Employment Agreement represents the entire agreement between you and the Company and shall supersede any and all previous verbal or written contracts, arrangements or understandings between the parties. Your acceptance of this Agreement will confirm your acknowledgement that no representations or commitments regarding the terms of your employment by the Company have been made by or on behalf of the Company except as expressly provided in this Employment Agreement. The terms of your employment may only be modified by me or another executive officer of the Company in writing.

Please acknowledge your acceptance of the foregoing by executing the enclosed copy of this Agreement at the place indicated below and returning it in the enclosed envelope no later than five (5) days upon receipt of this Agreement.

                                            Sincerely,

                                            INTERSTATE HOTELS CORPORATION

                                            /s/ Glyn F. Aeppel
                                            ----------------------------------
                                            Glyn F. Aeppel
                                            Executive Vice President, Business
                                            Development and Acquisitions

/khp/Attachment

cc:      Tom Hewitt
         Bill Richardson
         Tim Hudak
         Sandy Streily
         Erin Meyers




ACCEPTED AND AGREED TO:


By:      /s/  Charles R. Tomb               Dated:  September 25, 2001
   -------------------------------
              Charles R. Tomb